Exhibit 10.9

Dated the 21st day of August 2014

BETWEEN

EARTHASIA INTERNATIONAL HOLDINGS LIMITED
(as Settlor)

AND

BANK OF COMMUNICATIONS TRUSTEE LIMITED
(as Trustee)

TRUST DEED

CONSTITUTING

THE EARTHASIA SHARE AWARD SCHEME

Table of Contents

Page

1	DEFINITIONS AND INTERPRETATION	1
2	PRINCIPAL TRUSTS	5
3	EXPIRY OF THE TRUST PERIOD	8
4	INVESTMENT POWERS	8
5	DIRECTIONS AND ADDITIONAL POWERS	8
6	TRUSTEE	10
7	REMUNERATION OF TRUSTEE	11
8	PERSONAL INTERESTS OF TRUSTEE	11
9	PROTECTION OF TRUSTEE	12
10	INFORMATION SUPPLIED	12
11	POWER OF MODIFICATION AND PERPETUITY RESTRICTION	13
12	PROPER LAW	14
13	EXCLUSIONS FROM BENEFIT	14
14	NATURE OF THE TRUST	15
15	IRREVOCABILITY OF TRUSTS	15
16	SEVERABILITY	15
Schedule 1		17
Schedule 2		19

THIS TRUST DEED is made the day of

BETWEEN

(1)	EARTHASIA INTERNATIONAL HOLDINGS LIMITED, a company incorporated in the Cayman Islands whose principal place of business in Hong Kong is at Room 1101-2, 11/F., Top Glory Tower, 262 Gloucester Road, Causeway, Hong Kong (the “Settlor”) of the one part; and

(2)	BANK OF COMMUNICATIONS TRUSTEE LIMITED, a company incorporated in Hong Kong whose registered office is at 1/F., Fast East Consortium Building, 121 Des Voeux Road, Central, Hong Kong (the “Trustee”) of the other part.

WHEREAS:

(A)	The parties hereto establish, by the execution of this Trust Deed, and by the adoption by the Settlor of the Scheme Rules (as defined and in its present form, as set out in Schedule 2 herein), an employees’ share award scheme, for the purposes of facilitating the purchase and holding of shares in the Settlor for the benefit of the employees of the Settlor and any Subsidiary and in such manner as the Board may determine from time to time;

(B)	It is contemplated that the Settlor will transfer cash and may pay further sums to the Trustee from time to time to enable the Trustee to exercise its powers to purchase, pursuant to the Scheme Rules, ordinary shares in the capital of the Settlor on the market to be held upon the trust hereof or to pay expenses in relation to the administration of the Trust; and

(C)	The Trustee has agreed to act as the first trustee of the Trust.

NOW THIS DEED WITNESSETH as follows:

1	DEFINITIONS AND INTERPRETATION

1.1	In this Trust Deed, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Adoption Date”	21 August 2014 , being the date on which the Board adopted the Scheme Rules for the establishment of the Scheme;
“Award”	an award of Awarded Shares by the Board to a Selected Employee pursuant to the Scheme;
“Awarded Share(s)”	in respect of a Selected Employee, such number of Shares awarded by the Board;
“Board”	the board of directors of the Settlor; such committee or such sub-committee or person(s) delegated with the power and authority by the board of directors of the Settlor to administer the Scheme;

“Business Day”	a day (other than Saturday) on which the Stock Exchange is open for trading and on which banks are open for business in Hong Kong;
“Contributed Amount”	cash paid or made available to the Trust by way of settlement or otherwise contributed by the Settlor or any Subsidiary to the Trust as determined by the Board from time to time;
“Director”	directors of the Settlor;
“Employee”	any individual being an employee (including without limitation any executive director) of any member of the Group at any time during the Trust Period;
“Excluded Employee”	any Employee who is resident in a place where the award of the Awarded Shares and/or the vesting and transfer of the Awarded Shares pursuant to the terms of the Scheme is not permitted under the laws or regulations of such place or where in the view of the Board or the Trustee (as the case may be), compliance with applicable laws or regulations in such place makes it necessary or expedient to exclude such Employee;
“Grant Notice”	has the meaning ascribed to it in the Scheme Rules;
“Group”	the Settlor and its Subsidiaries from time to time, and “member of the Group” means any or a specific one of them;
“HK$”	Hong Kong dollar, the lawful currency of Hong Kong;
“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;
“Listing Rules”	The Rules Governing the Listing of Securities on the Stock Exchange;
“Residual Cash”	cash in the Trust Fund (including without limitation (i) any Contributed Amount or any remaining amount thereof; (ii) any cash income or dividends derived from Shares held under the Trust; (iii) other cash income or net proceeds of sale of non-cash and non-scrip distribution derived from or in respect of the Shares held under the Trust; and (iv) all interest or income derived from deposits maintained with licensed banks in Hong Kong) which has not been applied in the acquisition of any Shares;

“Returned Shares”	such Awarded Shares which are referable to a Selected Employee and which are not vested and/or forfeited in accordance with the terms of the Scheme, or such Shares being deemed to be Returned Shares pursuant to the terms and conditions set out herein;
“Scheme Rules”	means the Rules relating to the Scheme, in its present form (as set out in Schedule 2) or as amended from time to time in accordance with the provisions thereof;
“Scheme”	means the “Earthasia Share Award Scheme” constituted by the Scheme Rules;
“Selected Employee(s)”	Employee(s) selected by the Board for participation in the Scheme;
“SFO”	the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong);
“Shares”	ordinary share(s) in the capital of the Settlor with a nominal value of HK$0.01 each (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification, reduction or reconstruction of the share capital of the Settlor from time to time);
“Stock Exchange”	The Stock Exchange of Hong Kong Limited;
“Subsidiary”	a company which is for the time being and from time to time a subsidiary (within the meaning given under section 15 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong)) of the Settlor, whether incorporated in Hong Kong or elsewhere;
“Trust Deed”	the provisions of this deed as restated, supplemented and amended from time to time pursuant to and in accordance with Clause 11;

“Trust Fund”	the funds and properties held under the Trust and managed by the Trustee for the benefit of the Employees (other than the Excluded Employees), including without limitation:
(a) all Shares acquired by the Trustee for the purpose of the Trust out of the Residual Cash and such other scrip income (including but not limited to bonus Shares and scrip dividends declared by the Settlor) derived from the Shares held upon the Trust;
(b) any Residual Cash;
(c) any Awarded Shares or other property to be vested or not vested with the Selected Employee under the terms of the Scheme; and
(d) all other properties from time to time representing (a), (b) and (c) above;
“Trust Period”

means the period beginning with the Adoption Date and ending upon the first to happen of the following, namely:

(a)      20 August 2024 , being the expiry of the period of 10 years beginning from the Adoption Date; or

(b)      such date of early termination as determined by the Board.

“Trust”	the trust constituted by this Trust Deed;
“Trustee”	the Trustee and any additional or replacement trustees, being the trustee or trustees for the time being declared in this Trust Deed;
“Vesting Date”	in respect of a Selected Employee, the date on which his entitlement to the Awarded Shares is vested in such Selected Employee in accordance with the Scheme; and
“Vesting Notice”	has the meaning ascribed to it in the Scheme Rules.
1.2	For the purposes of the interpretation of this Trust Deed:

(a)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of this Trust Deed;

(b)	references to Clauses are references to clauses of this Trust Deed;

(c)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(d)	expressions in the singular shall include the plural and vice versa;

(e)	expressions in any gender shall include other genders; and

(f)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entities of any other kind.

2	PRINCIPAL TRUSTS

2.1	The Settlor or any Subsidiary may from time to time at its sole discretion transfer, pay or credit sums of money to the Trustee for the purchase of Shares to be held on trust in accordance with this Trust Deed and the Scheme Rules. Subject to the provisions of Clause 13, the Trustee shall during the Trust Period hold the Trust Fund UPON TRUST exclusively for all or such one or more of the Employees subject to the terms and conditions set out herein and in the Scheme Rules.

2.2	It being the intention that any transfers, payments or credits made to the Trustee in accordance with this Trust Deed shall be entirely at the discretion of the Settlor or any Subsidiary making such transfer, payment or credit, nothing in this Trust Deed shall confer on the Trustee any right to have any such transfer, payment or credit made or create any trust in regard to the money intended to be transferred, paid or credited unless and until the same shall have been actually transferred, paid or credited to the Trustee.

2.3	The Trustee may, during the Trust Period, apply the Residual Cash towards (i) the payment of the fees, costs and expenses of the Trust in accordance with Clause 7.3 and (ii) the remainder, if any, as part of the Trust Fund subject to instructions to purchase Shares given to the Trustee by the Board from time to time.

Contribution of funds to the Trust

2.4	The Board may from time to time cause to be paid a Contributed Amount to the Trust by way of settlement or otherwise contributed by the Settlor or any Subsidiary as directed by the Board which shall constitute part of the Trust Fund, for the purchase of Shares and other purposes set out in the Scheme Rules and the Trust Deed.

2.5	Subject to the Scheme Rules, the Board may from time to time instruct the Trustee in writing to purchase Shares on the Stock Exchange. Once purchased, the Shares are to be held by the Trustee for the benefit of Employees under the Trust on and subject to the terms and conditions of the Scheme and the Trust Deed. On each occasion when the Board instructs the Trustee to purchase Shares on the Stock Exchange, it shall specify the maximum amount of funds to be used and the range of prices at which such Shares are to be purchased. The Trustee may not incur more than the maximum amount of funds or purchase any Shares at a price falling outside the range of prices so specified unless with the prior written consent of the Board.

2.6	As soon as practicable after receiving the notice setting out the instructions from the Board under Clause 2.5 with respect to the purchase of the Shares on the Stock Exchange and during such period until being notified by the Board to suspend or cease the purchase, the Trustee shall apply such amount of Residual Cash towards the purchase of such maximum board lot of Shares within the range of prices in accordance with Clause 2.5 according to the instructions set out in the notice. The Trustee shall also pay the related purchase expenses (including for the time being, the brokerage fee, stamp duty, the Securities and Futures Commission transaction levy and Stock Exchange trading fee) and such other necessary expenses required for the completion of the purchase of the Shares out of the Residual Cash. For the avoidance of doubt, the Shares so purchased and the remaining balance of any Residual Cash shall form part of the Trust Fund. The Trustee is not obliged to purchase any Shares unless the prevailing market price of the Shares falls within the range of prices in accordance with Clause 2.5 and that the Trustee has sufficient funds in the Trust to undertake the purchase of such Shares.

2.7	The Trustee shall keep the Board informed from time to time of the number of Shares purchased and the price at which those Shares have been purchased. If, for any reason, the Trustee shall not be able to purchase any or all of the Shares with the maximum amount of funds provided by the Board, where the range of prices at which such Shares are to be purchased has been specified by the Board in the notice as provided in Clause 2.5 within ten (10) Business Days on which the trading of the Shares has not been suspended on the Stock Exchange after being instructed by the Board to do so, the Trustee shall notify the Board in writing. The Board shall then decide on whether to instruct the Trustee to continue with such purchase and the conditions thereof.

Vesting of Awarded Shares

2.8	Subject to the terms and condition of the Scheme and the fulfillment of all vesting conditions to the vesting of the Awarded Shares on such Selected Employee as specified in the Scheme and the Grant Notice, the respective Awarded Shares held by the Trustee on behalf of the Selected Employee pursuant to the provision hereof shall vest in such Selected Employee in accordance with the vesting schedule (if any) as set out in the Grant Notice, and the Trustee shall cause the Awarded Shares to be transferred to such Selected Employee on the Vesting Date.

2.9	Subject to the receipt by the Trustee of (a) the reply slip to the Vesting Notice and transfer documents prescribed by the Trustee and duly signed by the Selected Employee within the period stipulated in the Vesting Notice, (b) a confirmation from the Board that all vesting conditions having been fulfilled, and (c) certified copies of the identification documents of the Selected Employee at least ten (10) Business Days prior to the Vesting Date, the Trustee shall transfer the relevant Awarded Shares to the relevant Selected Employee as soon as practicable on or after the Vesting Date and in any event not later than twenty-eight (28) Business Days after the Vesting Date.

2.10	The Board may at its discretion, with or without further conditions, grant additional Shares or cash award out of the Trust Fund representing all or part of the income or distributions (including but not limited to cash income or dividends, cash income or net proceeds of sale of non-cash and non-scrip distribution, bonus Shares and scrip dividends) declared by the Settlor or derived from such Awarded Shares during the period from the date of Award to the Vesting Date to a Selected Employee upon the vesting of any Awarded Shares. In such case the Board shall deliver a Grant Notice to the Selected Employee and the Trustee specifying the number of additional Shares and cash amount to be granted to the Selected Employee. The Trustee shall transfer the specified number of additional Shares and the cash award, together with the Awarded Shares, to the Selected Employee on the Vesting Date in accordance with Clause 2.9.

2.11	Notwithstanding anything hereinbefore contained but subject always to the provisions of Clause 13, it shall be lawful for the Trustee in exercise of its foregoing powers, duties and discretions to pay or apply the capital of the Trust Fund for the benefit of all or any one or more of the Employees:

(a)	by purchasing Shares to be held upon the trust hereof; and

(b)	by transferring legal and/or beneficial interest in Shares to a Selected Employee,

in each case in accordance with this Trust Deed and the Scheme Rules.

2.12	In the exercise of its powers and discretions the Trustee shall at all times have regard to the purpose for which the Trust is established (as set out in Recital (A) above) and shall act in accordance with the Scheme Rules.

2.13	The Board may, at any time after it has instructed the Trustee to purchase any Shares in accordance with Clause 2.5, instruct the Trustee in writing to cease purchasing Shares or to suspend purchasing Shares until further notice (without specifying any reasons therefor). Without prejudice to the provision of this Trust Deed and Scheme Rules, the Trustee shall not deal in Shares at any time if the Trustee is aware or has received notice in writing from the Settlor that any such dealing at that time would cause the Settlor or any Subsidiary or any director, officer or employee of the Settlor or any Subsidiary to be in breach of any provisions of the Listing Rules or any other applicable law, rules or regulations, from time to time.

2.14	The discretions conferred upon the Trustee by this Trust Deed or by law shall be absolute and unfettered discretions so long as such discretions are exercised in accordance with this Trust Deed and the Scheme Rules, and on this basis the Trustee shall not be obliged to give any person beneficially interested hereunder any reason or justification for any exercise or non-exercise of such discretions.

3	EXPIRY OF THE TRUST PERIOD

The Trustee shall hold the capital and income of the Trust Fund at the expiry of the Trust Period in accordance with the provisions of this Clause 3. Upon expiry of the Trust Period, the Trustee shall dispose of all Shares remaining in the Trust Fund on the market within 28 Business Days (on which the trading of the Shares has not been suspended) of receiving notice of such termination of the Scheme from the Board (or such longer period as the Trustee and the Board may otherwise determine). The Trustee shall also remit to the Settlor forthwith all net proceeds of sale referred to hereinabove and such other funds and properties remaining in the Trust Fund managed by the Trustee (after making appropriate deductions in respect of all disposal costs, liabilities and expenses). For the avoidance of doubt, the Trustee may not transfer any Shares to the Settlor nor may the Settlor otherwise hold any Shares whatsoever (other than its interest in the proceeds of sale of such Shares pursuant to this Clause 3).

4	INVESTMENT POWERS

The Trust Fund or any part of it shall be applied in purchasing Shares as provided in the Scheme Rules and as instructed by the Board from time to time and insofar as the Trust Fund or any part of it is not so applied, it may be placed on current or deposit account with any bank and the Trustee shall not be required to invest, or to invest at interest, the Trust Fund or any part of it.

5	DIRECTIONS AND ADDITIONAL POWERS

5.1	In addition to all the powers vested in trustees by law or statute, the Trustee shall have the powers regarding the Trust Fund set out in the Schedule 1 to this Trust Deed insofar as the exercise of the same shall not be inconsistent with the trusts of this Trust Deed and the Scheme Rules.

5.2	Each such power shall be a separate power in addition and without prejudice to the generality of all other powers vested in the Trustee, and the Trustee may exercise all or any of the same from time to time, without the intervention of any Employee or Selected Employee, in such manner and to such extent as it shall in its absolute discretion think fit.

5.3	Notwithstanding that the Trustee is the legal registered holder of the Shares held upon trust pursuant to this Trust Deed, the Trustee shall not exercise the voting rights attached to such Shares.

5.4	If there occurs an event of change in control of the Settlor, whether by way of offer, merger, scheme of arrangement or otherwise prior to the Vesting Date, the Board shall determine at its discretion whether such Awarded Shares shall vest in the Selected Employee and the time at which such Awarded Shares shall vest. Subject to the receipt by the Trustee of duly executed prescribed transfer documents within seven (7) Business Days from the deemed Vesting Date, the Trustee shall transfer the Awarded Shares to the Selected Employee. For the purpose of this Clause 5.4, “control” shall have the meaning as specified in the Hong Kong Codes on Takeovers and Mergers and Share Repurchases from time to time.

5.5	In the event the Settlor undertakes a subdivision or consolidation of the Shares, all fractional shares arising out of such consolidation in respect of the Awarded shares of a Selected Employee shall be deemed as Returned Shares for the purposes of the Scheme and shall not be transferred to the relevant Selected Employee on the relevant Vesting Date.

5.6	In the event the Settlor undertakes an open offer of new securities in respect of any Shares which are held by the Trustee under the Scheme, the Trustee shall not subscribe for any new Shares. In the event of a rights issue, the Trustee shall sell such amount of the nil-paid rights allotted to it on the market as is appropriate and, subject to Clause 2.10, the net proceeds of sale of such rights shall be held as part of the Trust Fund.

5.7	In the event the Settlor issues bonus warrants in respect of any Shares which are held by the Trustee, the Trustee shall not subscribe for any new Shares by exercising any of the subscription rights attached to the bonus warrants and shall sell the bonus warrants created and granted to it on the market, subject to Clause 2.10, the net proceeds of sale of such bonus warrants shall be held as part of the Trust Fund.

5.8	In the event that the Settlor undertakes an issue of bonus Shares, subject to Clause 2.10, the bonus Shares allotted with respect to any Shares which are held by the Trustee shall be held as part of the Trust Fund.

5.9	In the event the Settlor undertakes a scrip dividend scheme, the Trustee shall elect to receive scrip Shares and, subject to Clause 2.10, scrip Shares allotted with respect to any Shares which are held by the Trustee shall be held as part of the Trust Fund.

5.10	In the event of other non-cash and non-scrip distribution made by the Settlor in respect of Shares held upon the Trust, the Trustee shall dispose of such distribution and, subject to Clause 2.10, the net sale proceeds thereof shall be deemed as cash income of a Share held as part of the Trust Fund.

5.11	If notice is duly given by the Settlor to its shareholders to convene a shareholders’ meeting for the purpose of considering a resolution for the voluntary winding-up of the Settlor (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Settlor pass to a successor company) or an order of winding up of the Settlor is made, the Board shall determine at its discretion whether such Awarded Shares shall vest in the Selected Employee and the time at which such the Awarded Shares shall vest. If the Board determines that any Awarded Shares shall vest, it shall promptly notify the Selected Employee and shall use its reasonable endeavours to procure the Trustee to take such action as may be necessary to transfer the legal and beneficial ownership of the Awarded Shares which are to become vested in such Selected Employee to such Selected Employee.

6	TRUSTEE

6.1	Subject to Clause 6.5, the Settlor shall have the power to appoint a new Trustee and to remove any person as a Trustee of the Trust on giving not less than one month’s notice in writing to such Trustee PROVIDED ALWAYS that the power for removal of the Trustee conferred by this Clause 6.1 shall only be operative and capable of taking effect from the date on which the Trustee to be removed receives notice in writing of such removal.

6.2	Where a new Trustee is appointed for the whole or any part or parts of the Trust Fund, the Settlor may appoint any person or persons as Trustee notwithstanding that such person or persons may be resident, domiciled, carrying on business or (if a body corporate) incorporated outside Hong Kong and so that (notwithstanding that thereafter there may be only one Trustee of the Trust Fund or the part or parts thereof) the receipt of such person or persons for the whole or such part or parts of the Trust Fund as may be paid or transferred to such person or persons pursuant to such appointment shall be a good discharge to any other Trustee accordingly.

6.3	A Trustee may, at any time, by written notice given to the Settlor and to the remaining Trustee(s) (if any), retire from his office at the expiry of one month from the date when such notice is received by the Settlor or any shorter period agreed in writing by the Settlor PROVIDED THAT such retirement shall not take effect unless there is a remaining Trustee or until immediately after a replacement Trustee is appointed (if there is no remaining Trustee).

6.4	An outgoing Trustee shall at the cost of the Trust Fund, execute and do or make all such transfers or other documents, acts or things as may be necessary for vesting the Trust Fund in the new or continuing Trustee or placing it under its control and shall be bound and entitled to assume that any new Trustee is a proper person to have been appointed and the new or continuing Trustee shall cause the endorsement of a memorandum hereof as to the trusteeship in accordance with Clause 6.5 PROVIDED ALWAYS that where an outgoing Trustee is liable as a trustee hereof for any duties or taxes or fiscal impositions (including without prejudice to the generality of the foregoing words, capital gains, wealth, gifts, probate, succession, death or any other duties or taxes on capital or income) wheresoever arising and whether or not enforceable through the courts of the place where such Trustee is resident or where the Trust is for the time being administered then that Trustee shall not be bound to transfer the Trust Fund as aforesaid unless reasonable security is provided for indemnifying the Trustee against such liability AND PROVIDED THAT the termination of appointment of the outgoing Trustee was due to gross negligence, fraud, wilful misconduct, default, omission or negligence on such Trustee or breach of terms of this Trust Deed or the Scheme Rules by the Trustee, the aforesaid costs and expenses shall be borne by the outgoing Trustee.

6.5	On every change in the trusteeship a memorandum shall be endorsed on or permanently annexed to this Trust Deed stating the names of the person or persons who is or are the Trustee or Trustees for the time being and shall be signed by the persons so named and any person dealing with the affairs of the Trust shall be entitled to rely upon any such memorandum (or the latest of such memoranda if more than one) as sufficient evidence that the persons named therein are duly constituted Trustees.

7	REMUNERATION OF TRUSTEE

7.1	A Trustee or any director or other officer of a body corporate acting as a Trustee being an individual engaged in any profession or business, shall be entitled to be paid all usual professional or proper charges for work done by him, his firm or his company in connection with the Trust, on such terms and conditions as may have been agreed by the Settlor and the Trustee from time to time, including the right to remuneration and the incidence thereof whether such work is in the ordinary course of his profession or business or not, including acts which a trustee, not being in any profession or business, could have done personally.

7.2	Any corporate body acting as a trustee:

(a)	may carry out, in its own office, in connection with the trusts declared in this Trust Deed, any business which by its constitution it is authorised to undertake and in which it is then, in fact, ordinarily engaged, upon the same terms as would for the time being be made with an ordinary customer and if it is a bank, it shall be entitled to act as a banker to and make advances to the Trustee in connection with the Trust, without accounting for any profit thereby made and in all respects as if it were not a Trustee;

(b)	may employ as a banker or investment adviser or other agent, on behalf of the Trust, any company, firm or enterprise associated with it PROVIDED THAT such agent is authorised by its constitution to undertake such business and that it is, in fact, ordinarily so engaged and that all charges made by it for work done or services provided in connection with the Trust are reasonable and proper.

7.3	All reasonable fees, costs and expenses referred to in this Clause 7 properly incurred by the Trustee shall be funded to the extent possible from any cash income of the Trust Fund as provided under Clause 2.3. To the extent the cash income from the Trust Fund is not sufficient to fund all such fees, costs and expenses, the Settlor will provide the Trustee with additional funds to settle such fees, costs and expenses. For the avoidance of doubt, in the event the Trustee has to incur expenses (including fees charged by other professional advisors to the Trustee), no such expenditure shall be incurred without the prior written consent of the Board.

8	PERSONAL INTERESTS OF TRUSTEE

8.1	No decision of or exercise of a power by the Trustee shall be invalidated or questioned on the grounds that the Trustee had an interest in a personal or fiduciary capacity as a result of any decision or in the exercising of any power in accordance with this Trust Deed and the Scheme Rules PROVIDED ALWAYS that the duties and obligations of the Trustee under this Trust Deed would not be affected or prejudiced or affected in any respect.

8.2	A Trustee shall not be precluded from purchasing, holding or dealing with any debentures, debenture stock, shares or other securities whatsoever of the Settlor or any Subsidiary or from entering into any contract or other transaction with the Settlor or such Subsidiary or being interested in any such contract or transaction and none of them shall be in any manner whatsoever liable to account to the Settlor or the Selected Employees for any profits made or benefits obtained by him or it thereby or in connection therewith PROVIDED ALWAYS that the duties and obligations of the Trustee under this Trust Deed would not be affected or prejudiced or affected in any respect.

8.3	Any Trustee or any associate or person or body connected with the Trustee to be employed and remunerated in any way connected with the Trust Fund may keep as his property (and without being liable to account therefor) any remuneration, fees or profits received by him in any such capacity, notwithstanding that his situation or office may have been obtained, held or retained by means or by reason of his position as a Trustee or of any shares, stock, property, rights or powers whatever belonging to or connected with the Trust Fund.

9	PROTECTION OF TRUSTEE

9.1	In the execution of the trusts and powers contained in this Trust Deed, no Trustee shall be liable for any loss arising by reason of any mistake or omission made in good faith by him except for gross negligence, fraud, wilful misconduct, default, omission or negligence on the part of the Trustee who is sought to be made liable.

9.2	The Settlor HEREBY COVENANTS with the Trustee that it will at all times hereafter keep the Trustee fully indemnified and harmless both before as well as after any removal or retirement of a trustee pursuant to Clause 6 hereof against all claims, losses, demands, actions, proceedings, charges, expenses, costs, damages, taxes, duties and other liabilities that may be suffered or properly incurred by them or by any of them in connection with the execution of the trusts and powers of this Trust Deed other than liabilities arising as a consequence of gross negligence, fraud, wilful misconduct, default, omission or negligence of the Trustee.

10	INFORMATION SUPPLIED

10.1	The Trustee shall be entitled to rely, without further enquiry, on all information supplied to it by the Settlor and/or the Board and/or any Subsidiary and/or any director or duly authorised officer of such company with regard to its duties as trustee of the Trust and in particular, but without prejudice to the generality of the foregoing, any notice given by the Settlor and/or the Board and/or any Subsidiary and/or any director or duly authorised officer of the Settlor to the Trustee in respect of the eligibility of any person to become or remain a Selected Employee shall be final and conclusive.

10.2	The Trustee shall (and shall ensure that its directors, officers, employees, agents and advisers shall) safeguard, treat as confidential and not use for any purposes other than for the Trust and the Scheme, any information, documents or materials which it acquires in connection with or relate to the Group, its business, the Trust or the Scheme. No announcement, circular or other communication (each an Announcement) concerning the existence or content of the Trust or the Scheme shall be made by the Trustee without the prior written approval of the Settlor.

10.3	The obligations of confidentiality in Clause 10.2 shall survive the expiry of the Trust Period and shall continue unless and until any of the relevant confidential information enters the public domain through no fault of the Trustee or of any other person owing a duty of confidentiality to the Group.

11	POWER OF MODIFICATION AND PERPETUITY RESTRICTION

11.1	During the Trust Period, with the prior written consent of the Trustee, the Settlor shall have power, so as to bind the Trustee, to vary, amend, modify, alter or extend the trusts, powers and provisions of this Trust Deed in any manner and in any particular whatsoever by deed delivered to the Trustee revocable (during the Trust Period) or irrevocable, which shall be expressed to be supplemental to this Trust Deed, and this Trust Deed shall then and construed and take effect as if the provisions of such deed were incorporated in this Trust Deed PROVIDED THAT no exercise of these powers may:

(a)	confer on any person other than an Employee any eligibility or entitlement to benefit under the Trust without the prior consent of the Trustee in writing (such consent not to be unreasonably withheld or delayed); or

(b)	extend the power conferred by this Clause 11 or remove the restrictions contained in this proviso without the prior consent of the Trustee in writing (such consent not to be unreasonably withheld or delayed); or

(c)	be effective to amend Clauses 5 (in respect of the powers of the Trustee), 6.4, 7, 8 or 9, or otherwise to impose on the Trustee any obligations more onerous than their obligations under the Trust prior to such purported amendment without the prior consent of the Trustee in writing (such consent not to be unreasonably withheld or delayed).

11.2	Every power, authority or discretion conferred upon the Trustee or any other person and not expressly made, which is exercisable only during a period allowed by law, shall (notwithstanding anything to the contrary herein expressed or implied) only be exercisable during the Trust Period and during such further period if any (whether definite or indefinite) as in the case of the particular power, authority or discretion the law may allow.

11.3	The Settlor may, during the Trust Period, vary, amend, modify or alter any term of the Scheme Rules, provided that, unless with the prior written consent of the Trustee, any such amendment or modification shall not impose any additional or more onerous duties, responsibilities or liabilities on the Trustee. The Board shall notify the Trustee in writing as soon as practicable after such amendments come into effect.

12	PROPER LAW

The trust(s) hereby created is/are established under the laws of Hong Kong and subject as hereinafter provided the rights of the Selected Employees and the rights, powers and duties of the Trustee under this Trust Deed and the construction of every provision of this Trust Deed shall be determined according to the laws of Hong Kong.

13	EXCLUSIONS FROM BENEFIT

Notwithstanding anything to the contrary herein expressed or implied:

13.1	no part of the Trust Fund or the income thereof shall at any time be paid or lent or otherwise applied nor shall any power or discretion in this Trust Deed or by law conferred on the Trustee or on any other person in any circumstances be exercisable or exercised in any manner which causes the Settlor or any one or more Subsidiaries to be in breach of any provisions of the Listing Rules or any applicable laws, rules or regulations, from time to time (including but not limited to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong));

13.2	none of the powers, authorities or discretions hereby or by law conferred on the Trustee or on any person shall at any time or in any circumstances whatsoever be exercisable in any manner which may benefit the Settlor or any Subsidiary and no part of the capital or income of the Trust Fund shall at any time, or in any circumstances whatsoever, be paid to or applied for the benefit of the Settlor or any Subsidiary and any implied trust in favour of the Settlor arising by operation of law is hereby expressly excluded, PROVIDED THAT nothing in this Clause 13.2 shall operate to limit the power of the Trustee to return the Trust Fund to the Settlor upon expiry of the Trust Period in accordance with Clause 3 or referred to in paragraph 3 of the Schedule 1 to this Trust Deed; and the right of a Selected Employee to receive the Awarded Shares held by the Trustee hereunder shall be subject to such Shares having vested in that Selected Employee (and such vesting not having lapsed) in accordance with the Scheme Rules.

14	NATURE OF THE TRUST

Notwithstanding any provision of this Trust Deed:

14.1	neither the provisions of this Trust Deed nor the Trust shall form part of any contract of employment between any Selected Employee and the Settlor or Subsidiary nor (save as specifically provided) shall they confer on any person, employees or former employees of the Settlor or of any Subsidiary any legal or equitable rights whatsoever against the Settlor or Subsidiary or (save as objects of the Trust), the Trustee; and

14.2	a Selected Employee ceasing to hold the office or employment or due to other incidences by virtue of which he is or may cease to be a Selected Employee and not be eligible to participate in the Trust shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under this Trust Deed.

15	IRREVOCABILITY OF TRUSTS

The trusts hereby declared are irrevocable.

16	SEVERABILITY

Each and every provision of this Trust Deed shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions of this Trust Deed are unenforceable they shall be deemed to be deleted from this Trust Deed, and any such deletion shall not affect the enforceability of this Trust Deed as remain not so deleted.

IN WITNESS whereof the parties hereto have hereunto affixed their hands and seals the day and year first hereinbefore mentioned.

THE COMMON SEAL of	)
EARTHASIA INTERNATIONAL HOLDINGS LIMITED	)
was hereunto affixed by	)
resolution of the board of directors	)
in the presence of:	)

THE COMMON SEAL of	)
BANK OF COMMUNICATIONS	)
TRUSTEE LIMITED	)
was hereunto affixed by in the presence of:	)

Schedule 1

ADDITIONAL POWERS OF THE TRUSTEE
AS MENTIONED IN CLAUSE 5

1.	Power to accept additions to the Trust Fund and if it thinks fit to administer the same as one fund therewith for all purposes.

2.	Subject to the relevant Scheme Rules, power to hold or allow to remain in the name or under the control of some or one only of the Trustee or of any person as nominee of the Trustee the whole or such part of the Trust Fund as the Trustee shall in its absolute discretion think fit and the Trustee shall not be liable for any loss to the Trust Fund or the income thereof occasioned by the exercise of this power, except in the case of gross negligence, fraud, wilful misconduct, default, omission or negligence.

3.	Power to apply the Trust Fund or any part of it or the whole or any part of the income of the Trust Fund in paying any stamp duty payable in respect of, and other costs, liabilities or expenses which may arise as a result of, any transfer of or agreement to transfer Shares to a Selected Employee or which may otherwise arise out of the administration of the Trust Fund.

4.	Power to pay any duties or taxes or other fiscal impositions (together with any related interest or penalties or surcharges) for which the Trust or the Trust Fund may become liable in any part of the world and to have entire discretion as to the time and manner in which such duties, taxes and fiscal impositions shall be paid and no person interested under this Trust Deed shall be entitled to make any claim whatsoever against the Trustee by reason of its making such payment, except in the case of gross negligence, fraud, wilful misconduct, default, omission or negligence.

5.	Subject to the directions and/or consent from the Settlor, power to deduct or withhold from the sums of money credited to the Trustee by the Settlor or any Subsidiary or from or in respect of any amounts paid or property transferred by the Trustee to Selected Employees any amounts for which the Trustee may as trustee be accountable to any third party related to the Scheme.

6.	Power to delegate to any other person or persons (including any one or more of themselves) all or any of investment powers either by virtue of this Trust Deed or by virtue of its office as trustee PROVIDED THAT the Trustee shall not be liable for the acts or defaults of any such delegate or for any loss to the Trust Fund resulting therefrom except for gross negligence, fraud, wilful misconduct, default or omission on the part of the Trustee AND PROVIDED THAT the Trustee shall not be entitled to delegate the exercise of discretionary trusts and powers in relation to the Trust Fund which require or empower the determination of beneficial interests in the Trust.

7.	If any transfer of property under this Trust Deed is to be made to a Selected Employee who has not attained the age of 18 years, the Trustee may make such transfer direct to such Selected Employee and the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

8.	Power to make any payment to any Selected Employee into such Selected Employee’s bank account and in such case the Trustee shall be discharged from obtaining a receipt or seeing to the application of such payment.

9.	Power to employ and pay at the expense of the capital or income (as may be proper) of the Trust Fund to any agent in any part of the world and whether a lawyer, banker, accountant, stockbroker or other agent to transact any business or do any act required to be transacted or done in the execution of the trusts hereof including the receipt and payment of money and the execution of documents.

Schedule 2

RULES RELATING TO

THE EARTHASIASHARE AWARD SCHEME

1	DEFINITIONS AND INTERPRETATION

(A)	In these rules of the Scheme, unless the context otherwise requires, the following words and expressions shall have the meaning shown opposite to them below:-

“Adoption Date”	21 August 2014 , being the date on which the Scheme is adopted by the Company;

“Award”	an award of Awarded Shares by the Board pursuant to Paragraph 5.2(A) to a Selected Employee;

“Awarded Share(s)”	in respect of a Selected Employee, such number of Shares awarded by the Board;

“Board”	the board of directors of the Settlor; such committee or such sub-committee or person(s) delegated with the power and authority by the board of directors of the Settlor to administer the Scheme;

“Business Day”	a day (other than Saturday) on which the Stock Exchange is open for trading and on which banks are open for business in Hong Kong;

“Company”	Earthasia International Holdings Limited (泛亞環境國際控股有限公司), an exempted company incorporated in the Cayman Islands with limited liability, the shares of which are listed on the Stock Exchange;

“Contributed Amount”	cash paid or made available to the Trust by way of settlement or otherwise contributed by the Company or any Subsidiary to the Trust as determined by the Board from time to time;

“Director”	directors of the Company;

“Employee”	any employee (including without limitation any executive director) of any member of the Group;

“Excluded Employee”	any Employee who is resident in a place where the award of the Awarded Shares and/or the vesting and transfer of the Awarded Shares pursuant to the terms of the Scheme is not permitted under the laws or regulations of such place or where in the view of the Board or the Trustee (as the case may be), compliance with applicable laws or regulations in such place makes it necessary or expedient to exclude such Employee;

“Grant Notice”	has the meaning ascribed to it in Paragraph 5.2(F);

“Group”	the Company and its Subsidiaries from time to time, and “member of the Group” means any or a specific one of them;

“HK$”	Hong Kong dollar, the lawful currency of Hong Kong;

“Hong Kong”	the Hong Kong Special Administrative Region of the People’s Republic of China;

“Listing Rules”	The Rules Governing the Listing of Securities on the Stock Exchange;

“Residual Cash”	cash in the Trust Fund (including without limitation (i) any Contributed Amount or any remaining amount thereof; (ii) any cash income or dividends derived from Shares held under the Trust; (iii) other cash income or net proceeds of sale of non-cash and non-scrip distribution derived from or in respect of the Shares held under the Trust; and (iv) all interest or income derived from deposits maintained with licensed banks in Hong Kong) which has not been applied in the acquisition of any Shares;

“Returned Shares”	such Awarded Shares which are referable to a Selected Employee and which are not vested and/or forfeited in accordance with the terms of the Scheme, or such Shares being deemed to be Returned Shares in accordance with the terms of the Scheme;

“Scheme”	the “Earthasia Share Award Scheme” constituted by the rules hereof, in its present form or as amended from time to time in accordance with the provisions hereof;

“Selected Employee(s)”	Employee(s) selected by the Board pursuant to Paragraph 5.2(A) for participation in the Scheme;

“SFO”	the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong);

“Shares”	ordinary share(s) in the capital of the Company with a nominal value of HK$0.01 each (or of such other nominal amount as shall result from a sub-division, consolidation, reclassification, reduction or reconstruction of the share capital of the Company from time to time);

“Stock Exchange”	The Stock Exchange of Hong Kong Limited;

“Subsidiary”	a company which is for the time being and from time to time a subsidiary (within the meaning given under section 15 of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong)) of the Company, whether incorporated in Hong Kong or elsewhere;

“Trust”	the trust constituted by the Trust Deed;

Trust Deed”	a trust deed to be entered into between the Company and the Trustee (as restated, supplemented and amended from time to time);

“Trust Fund”	the funds and properties held under the Trust and managed by the Trustee for the benefit of the Employees (other than the Excluded Employees), including without limitation:

	(a)	all Shares acquired by the Trustee for the purpose of the Trust out of the Residual Cash and such other scrip income (including but not limited to bonus Shares and scrip dividends declared by the Company) derived from the Shares held upon the Trust;

	(b)	any Residual Cash;

	(c)	any Awarded Shares or other property to be vested or not vested with the Selected Employee under the terms of the Scheme; and

	(d)	all other properties from time to time representing (a), (b) and (c) above;

“Trust Period”	shall have the meaning as set out in Clause 1.1 of the Trust Deed;

“Trustee”	Bank of Communications Trustee Limited, and any additional or replacement trustees, being the trustee or trustees for the time being of the trusts declared in the Trust Deed;

“Vesting Date”	in respect of a Selected Employee, the date on which his entitlement to the Awarded Shares is vested in such Selected Employee in accordance with Paragraph 5.3(A) and other terms of the Scheme; and

“Vesting Notice”	has the meaning ascribed to it in Paragraph 5.3(B).

(B)	In these rules of the Scheme, save where the context otherwise requires:-

(i)	the headings are inserted for convenience only and shall not limit, vary, extend or otherwise affect the construction of any provision of these rules of the Scheme;

(ii)	references to Paragraphs and Schedules are references to paragraphs and schedules of these rules of the Scheme;

(iii)	references to any statute or statutory provision shall be construed as references to such statute or statutory provision as respectively amended, consolidated or re-enacted, or as its operation is modified by any other statute or statutory provision (whether with or without modification), and shall include any subsidiary legislation enacted under the relevant statute;

(iv)	expressions in the singular shall include the plural and vice versa;

(v)	expressions in any gender shall include other genders; and

(vi)	references to persons shall include bodies corporate, corporations, partnerships, sole proprietorships, organisations, associations, enterprises, branches and entities of any other kind.

2	PURPOSES AND OBJECTIVES

(A)	The specific objectives of the Scheme are:-

(i)	to recognise the contributions by certain Employees and to provide them with incentives in order to retain them for the continual operation and development of the Group; and

(ii)	to attract suitable personnel for further development of the Group.

(B)	These rules serve to set out the terms and conditions upon which the incentive arrangement for the Employees shall operate.

3	DURATION

Subject to any early termination as may be determined by the Board pursuant to Paragraph 10, the Scheme shall be valid and effective for a term of 10 years commencing on the Adoption Date.

4	ADMINISTRATION

(A)	The Scheme shall be subject to the administration of the Board and the Trustee in accordance with the rules of the Scheme and the Trust Deed. The decision of the Board with respect to any matter arising under the Scheme (including the interpretation of any provision) shall be final and binding.

(B)	The Trustee shall hold the Trust Fund in accordance with the terms of the Trust Deed.

5	OPERATION OF SCHEME

5.1	Contribution of funds to the Trust

(A)	The Board may from time to time cause to be paid a Contributed Amount to the Trust by way of settlement or otherwise contributed by the Company or any Subsidiary as directed by the Board which shall constitute part of the Trust Fund, for the purchase of Shares and other purposes set out in the Scheme Rules and the Trust Deed.

(B)	Subject to Paragraphs 5.5(B) and 7(A), the Board may from time to time instruct the Trustee in writing to purchase Shares on the Stock Exchange. Once purchased, the Shares are to be held by the Trustee for the benefit of Employees under the Trust on and subject to the terms and conditions of the Scheme and the Trust Deed. On each occasion when the Board instructs the Trustee to purchase Shares on the Stock Exchange, it shall specify the maximum amount of funds to be used and the range of prices at which such Shares are to be purchased. The Trustee may not incur more than the maximum amount of funds or purchase any Shares at a price falling outside the range of prices so specified unless with the prior written consent of the Board.

(C)	As soon as practicable after receiving the notice setting out the instructions from the Company under Paragraph 5.1(B) with respect to the purchase of the Shares on the Stock Exchange and during such period until being notified by the Board to suspend or cease the purchase, the Trustee shall apply such amount of Residual Cash towards the purchase of such maximum board lot of Shares within the range of prices in accordance with Paragraph 5.1(B) according to the instructions set out in the notice. The Trustee shall also pay the related purchase expenses (including for the time being, the brokerage fee, stamp duty, the Securities and Futures Commission transaction levy and Stock Exchange trading fee) and such other necessary expenses required for the completion of the purchase of the Shares out of the Residual Cash. For the avoidance of doubt, the Shares so purchased and the remaining balance of any Residual Cash shall form part of the Trust Fund. The Trustee is not obliged to purchase any Shares unless the prevailing market price of the Shares falls within the range of prices in accordance with Clause 2.5 and that the Trustee has sufficient funds in the Trust to undertake the purchase of such Shares.

(D)	The Trustee shall keep the Board informed from time to time of the number of Shares purchased and the price at which those Shares have been purchased. If, for any reason, the Trustee shall not be able to purchase any or all of the Shares with the maximum amount of funds (where a the range of prices at which such Shares are to be purchased has been specified by the Board) so specified in the notice within 10 Business Days on which the trading of the Shares has not been suspended on the Stock Exchange after being instructed by the Board to do so, the Trustee shall notify the Board in writing. The Board shall then decide on whether to instruct the Trustee to continue with such purchase and the conditions thereof.

5.2	Award of Awarded Shares of Selected Employees

(A)	Subject to the provisions of the Scheme, including but not limited to the restrictions set out in Paragraphs 5.5(B), 7(A) and 7(B), the Board may, from time to time, at its absolute discretion select any Employee (other than any Excluded Employee) for participation in the Scheme as a Selected Employee, and grant such number of Awarded Shares to any Selected Employee at no consideration and in such number and on and subject to such terms and conditions as it may in its absolute discretion determine.

(B)	In determining the number of Awarded Shares to be granted to any Selected Employee (excluding any Excluded Employee), the Board shall take into consideration matters including, but without limitation to,

(a)	the present contribution and expected contribution of the relevant Selected Employee to the profits of the Group;

(b)	the general financial condition of the Group;

(c)	the Group’s overall business objectives and future development plan; and

(d)	any other matter which the Board considers relevant.

(C)	The Board is entitled to impose any conditions (including a period of continued service within the Group after the Award), as it deems appropriate in its absolute discretion with respect to the vesting of the Awarded Shares on the Selected Employee, and shall inform the Trustee and such Selected Employee the relevant conditions of the Award and the Awarded Shares. Notwithstanding any other provisions of the Scheme, subject to applicable laws and regulations, the Board shall be at liberty to waive any vesting conditions referred to in this Paragraph 5.2(C).

(D)	Where any grant of Awarded Shares is proposed to be made to any Selected Employee who is an executive Director, such grant must first be approved by all the members of the remuneration committee of the Company, or in the case where the grant is proposed to be made to any member of the remuneration committee, by all of the other members of the remuneration committee.

(E)	Where any grant of Awarded Shares is proposed to be made to any person who is a connected person of the Company within the meaning of the Listing Rules, the Company shall comply with such provisions of the Listing Rules as may be applicable, including any reporting, announcement and/or shareholders’ approval requirements, unless otherwise exempted under the Listing Rules.

(F)	After the Board has decided to make a grant of Awarded Shares to any Selected Employee, the Board shall send a notice in substantially the form set out in Appendix 1 (the “Grant Notice”) to such Selected Employee with a copy thereof to the Trustee within 5 Business Days after the grant was made, setting out the number of Awarded Shares so granted and the conditions (if any) upon which such Awarded Shares were granted. The number of Awarded Shares specified in the Grant Notice shall, subject to acceptance by the relevant Selected Employee in accordance with Paragraph 5.2(G), constitute the definitive number of Awarded Shares being granted to him.

(G)	Upon receipt of the Grant Notice, the Selected Employee shall confirm acceptance of the Awarded Shares being granted to him by signing and returning to the Board the acceptance form attached to the Grant Notice within 5 Business Days after the date of the Grant Notice (the “Acceptance Period”). As soon as practicable after the receipt of the acceptance form duly signed by the relevant Employee, the Board shall forward a copy thereof to the Trustee.

(H)	If the Employee fails to sign and return the acceptance form attached to the Grant Notice before the expiry of the Acceptance Period, the grant of the Awarded Shares to such Employee shall lapse forthwith and the Awarded Shares shall remain as part of the Trust Fund. Such Employee shall have no right or claim against the Company, any other member of the Group, the Board, the Trust or the Trustee or with respect to those or any other Shares or any right thereto or interest therein in any way. In such instance, the Board shall notify the Trustee of the lapse of the grant of such Awarded Shares as soon as practicable after the expiration of the Acceptance Period.

5.3	Vesting of Awarded Shares

(A)	Subject to the terms and condition of the Scheme and the fulfillment of all vesting conditions to the vesting of the Awarded Shares on such Selected Employee as specified in the Scheme and the Grant Notice, the respective Awarded Shares held by the Trustee on behalf of the Selected Employee pursuant to the provision hereof shall vest in such Selected Employee in accordance with the vesting schedule (if any) as set out in the Grant Notice, and the Trustee shall cause the Awarded Shares to be transferred to such Selected Employee on the Vesting Date.

(B)	Upon the vesting of the Awarded Shares,

(i)	barring any unforeseen circumstances, unless otherwise agreed between the Board, and the Trustee, at least thirty (30) Business Days prior to the Vesting Date, the Board shall send to the relevant Selected Employee (with a copy to the Trustee) a vesting notice in substantially the form set out in Appendix 2 (the “Vesting Notice”) together with such prescribed transfer documents which require the Selected Employee to execute to effect the vesting and transfer of the Awarded Shares;

(ii)	upon receipt of the Vesting Notice, the Selected Employee (or his legal representative or lawful successor as the case may be) is required to return to the Board the reply slip attached to the Vesting Notice to confirm the securities account details, together with the relevant duly signed transfer documents. In the event that the Board does not receive the reply slip and the transfer form from the Selected Employee at least ten (10) Business Days prior to the Vesting Date, the Awarded Shares which would have otherwise vested in such Selected Employee shall be automatically forfeited and remain as part of the Trust Fund; and

(iii)	subject to the receipt by the Trustee of (a) the reply slip to the Vesting Notice and transfer documents prescribed by the Trustee and duly signed by the Selected Employee within the period stipulated in the Vesting Notice referred to in Paragraph 5.3(B)(ii), (b) a confirmation from the Company that all vesting conditions having been fulfilled, and (c) certified copies of the identification documents of the Selected Employee, the Trustee shall transfer the relevant Awarded Shares to the relevant Selected Employee as soon as practicable on or after the Vesting Date and in any event not later than twenty-eight (28) Business Days after the Vesting Date.

(C)	Prior to the Vesting Date, any Award made hereunder shall be personal to the Selected Employee to whom it is made and shall not be assignable and no Selected Employee shall in any way sell, transfer, charge, mortgage, encumber or create any interest in favour of any other person over or in relation to the Awarded Shares referable to him pursuant to such Award.

(D)	The Board may at its discretion, with or without further conditions, grant additional Shares or cash award out of the Trust Fund representing all or part of the income or distributions (including but not limited to cash income or dividends, cash income or net proceeds of sale of non-cash and non-scrip distribution, bonus Shares and scrip dividends) declared by the Company or derived from such Awarded Shares during the period from the date of Award to the Vesting Date to a Selected Employee upon the vesting of any Awarded Shares. In such case the Board shall deliver a Grant Notice to the Selected Employee and the Trustee specifying the number of additional Shares and cash amount to be granted to the Selected Employee. The Trustee shall transfer the specified number of additional Shares and the cash award, together with the Awarded Shares, to the Selected Employee on the Vesting Date in accordance with Paragraph 5.3(B)(iii).

5.4	Disqualification of Selected Employee

(A)	In the event that prior to or on the Vesting Date, a Selected Employee is found to be an Excluded Employee or is deemed to cease to be an Employee pursuant to Paragraph 5.4(B), the relevant Award made to such Selected Employee shall automatically lapse forthwith and the relevant Awarded Shares shall not vest on the relevant Vesting Date but shall remain part of the Trust Fund. Such Employee shall have no right or claim against the Company, any other member of the Group, the Board, the Trust or the Trustee or with respect to those or any other Shares or any right thereto or interest therein in any way.

(B)	Unless the Board determines otherwise, the circumstances under which a person shall be treated as having ceased to be an Employee shall include, without limitation, the following:

(i)	where such person has committed any act of fraud or dishonesty or serious misconduct, whether or not in connection with his employment or engagement by any member of the Group and whether or not it has resulted in his employment or engagement being terminated by the relevant member of the Group;

(ii)	where such person has been declared or adjudged to be bankrupt by a competent court or governmental body or has failed to pay his debts as they fall due (after the expiry of any applicable grace period) or has entered into any arrangement or composition with his creditors generally or an administrator has taken possession of any of his assets;

(iii)	where such person has been convicted of any criminal offence; or

(iv)	where such person has been convicted of or is being held liable for any offence under or any breach of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) or other securities laws or regulations in Hong Kong or any other applicable laws or regulations in force from time to time.

(C)	In respect of a Selected Employee who died or retired by agreement with a member of the Group at any time prior to or on the Vesting Date, all the Awarded Shares of the relevant Selected Employee shall be deemed to be vested on the day immediately prior to his death or the day immediately prior to his retirement with the relevant member of the Group.

(D)	(i)	In the event of the death of a Selected Employee, the Trustee shall hold the vested Awarded Shares (hereinafter referred to as “Benefits”) upon trust and to transfer the same to the legal personal representatives of the Selected Employee and subject as aforesaid the Trustee shall hold the Benefits or so much thereof as shall not be transferred or applied under the foregoing powers within (a) two years of the death of the Selected Employee (or such longer period as the Trustee and the Board shall agree from time to time) or (b) the Trust Period (whichever is shorter) upon trust to transfer the same to the legal personal representatives of the Selected Employee; or

(ii)	If the Benefits would otherwise become bona vacantia, the Benefits shall be forfeited and cease to be transferable and such Benefits shall be remained part of the Trust Fund.

5.5       Other terms and conditions

(A)	For the avoidance of doubt,

(i)	subject to Paragraph 5.3(D), a Selected Employee shall not have any interest or rights (including the right to receive dividends) in the Awarded Shares prior to the Vesting Date;

(ii)	a Selected Employee shall have no rights in the Residual Cash or Shares or such other Trust Fund or property held by the Trust;

(iii)	no instructions shall be given by a Selected Employee (including, without limitation, voting rights) to the Trustee in respect of the Awarded Shares that have not vested, and such other properties of the Trust Fund managed by the Trustee;

(iv)	the Trustee shall not exercise the voting rights in respect of any Shares held by it under the Trust (if any) (including but not limited to the Awarded Shares, any bonus Shares and scrip Shares derived therefrom);

(v)	subject to Paragraph 5.3(D), all cash income and the sale proceeds of non-scrip distribution declared in respect of a Share held upon the Trust will be applied towards (a) the payment of the fees, costs and expenses of the Trust and (ii) the remainder, if any, remain as part of the Trust Fund;

(vi)	unless otherwise waived by the Board, in the event that the vesting conditions specified in the Grant Notice are not fully satisfied prior to or on the relevant Vesting Date, the award of the Awarded Shares in respect of the relevant Vesting Date shall lapse, such Awarded Shares shall not vest on the relevant Vesting Date and the Selected Employee shall have no claims against the Company, the Board, the Trust or the Trustee; and

(vii)	in the case of the death of a Selected Employee, the Benefits shall be forfeited if no transfer of the Benefits to the legal personal representatives of the Selected Employee is made within the period prescribed in Paragraph 5.4(D), and the legal personal representatives of the Selected Employee shall have no claims against the Company or the Trustee.

(B)	No Award shall be made by the Board pursuant to Paragraph 5.2(A) and no instructions to acquire any Shares shall be given to the Trustee under the Scheme pursuant to Paragraph 5.1(B) where dealings in the Shares are prohibited under any code or requirement of the Listing Rules and all applicable laws from time to time. Without limiting the generality of the foregoing, no such instruction is to be given and no such grant is to be made:

(i)	after an event involving inside information in relation to affairs or securities of the Company has occurred or a matter involving inside information in relation to the securities of the Company has been the subject of a decision, until such inside information has been publicly announced in accordance with the applicable laws and the Listing Rules;

(ii)	during the period of 60 days immediately preceding the publication date of the annual results for any financial period of the Company or, if shorter, the period from the end of the relevant financial period up to the publication date of the results;

(iii)	during the period of 30 days immediately preceding the publication date of the interim results for any financial period of the Company or, if shorter, the period from the end of the relevant half-year period of the financial period up to the publication date of the results; or

(iv)	in any circumstance which is prohibited under the Listing Rules, the SFO or any other law or regulation or where any requisite approval from any governmental or regulatory authority has not been granted.

The Board may, at any time after it has instructed the Trustee to purchase any Shares in accordance with Paragraph 5.1(B), instruct the Trustee in writing to cease purchasing Shares or to suspend purchasing Shares until further notice (without specifying any reasons therefor).

(C)	In respect of the administration of the Scheme, the Company shall comply with all applicable disclosure regulations including without limitation those imposed by the Listing Rules from time to time.

6	TAKEOVER, RIGHT ISSUE, OPEN OFFER, SCRIP DIVIDEND SCHEME

(A)	Notwithstanding any other provision provided herein, if there occurs an event of change in control of the Company, whether by way of offer, merger, scheme of arrangement or otherwise prior to the Vesting Date, the Board shall determine at its discretion whether such Awarded Shares shall vest in the Selected Employee and the time at which such Awarded Shares shall vest. Subject to the receipt by the Trustee of duly executed prescribed transfer documents within seven (7) Business Days from the deemed Vesting Date, the Trustee shall transfer the Awarded Shares to the Selected Employee in accordance with Paragraph 5.3(B)(iii). For the purpose of this Paragraph 6(A), “control” shall have the meaning as specified in the Hong Kong Codes on Takeovers and Mergers and Share Repurchases from time to time.

(B)	In the event the Company undertakes a subdivision or consolidation of the Shares, all fractional shares arising out of such consolidation in respect of the Awarded Shares of a Selected Employee shall be deemed as Returned Shares for the purpose of the Scheme and shall not be transferred to the relevant Selected Employee on the relevant Vesting Date.

(C)	In the event the Company undertakes an open offer of new securities in respect of any Shares which are held by the Trustee under the Scheme, the Trustee shall not subscribe for any new Shares. In the event of a rights issue, the Trustee shall sell such amount of the nil-paid rights allotted to it on the market as is appropriate and, subject to Paragraph 5.3(D), the net proceeds of sale of such rights shall be held as part of the Trust Fund.

(D)	In the event the Company issues bonus warrants in respect of any Shares which are held by the Trustee, the Trustee shall not subscribe for any new Shares by exercising any of the subscription rights attached to the bonus warrants and shall sell the bonus warrants created and granted to it on the market, subject to Paragraph 5.3(D), the net proceeds of sale of such bonus warrants shall be held as part of the Trust Fund.

(E)	In the event that the Company undertakes an issue of bonus Shares, subject to Paragraph 5.3(D), the bonus Shares allotted with respect to any Shares which are held by the Trustee shall be held as part of the Trust Fund.

(F)	In the event the Company undertakes a scrip dividend scheme, the Trustee shall elect to receive scrip Shares and, subject to Paragraph 5.3(D), scrip Shares allotted with respect to any Shares which are held by the Trustee shall be held as part of the Trust Fund.

(G)	In the event of other non-cash and non-scrip distribution made by the Company in respect of Shares held upon the Trust, the Trustee shall dispose of such distribution and, subject to Paragraph 5.3(D), the net sale proceeds thereof shall be deemed as cash income of a Share held as part of the Trust Fund.

(H)	If notice is duly given by the Company to its shareholders to convene a shareholders’ meeting for the purpose of considering a resolution for the voluntary winding-up of the Company (otherwise than for the purposes of, and followed by, an amalgamation or reconstruction in such circumstances that substantially the whole of the undertaking, assets and liabilities of the Company pass to a successor company) or an order of winding up of the Company is made, the Board shall determine at its discretion whether such Awarded Shares shall vest in the Selected Employee and the time at which such the Awarded Shares shall vest. If the Board determines that any Awarded Shares shall vest, it shall promptly notify the Selected Employee and shall use its reasonable endeavours to procure the Trustee to take such action as may be necessary to transfer the legal and beneficial ownership of the Awarded Shares which are to become vested in such Selected Employee to such Selected Employee.

7	SCHEME LIMIT

(A)	The Board shall not make any further award of Awarded Shares which will result in the nominal value of the Shares awarded by the Board under the Scheme exceeding [ten] per cent. of the issued share capital of the Company from time to time.

(B)	The maximum number of shares which may be awarded to a Selected Employee under the Scheme shall not exceed [one] per cent. of the issued share capital of the Company from time to time.

8	DISPUTES

Any dispute arising in connection with the Scheme shall be referred to the decision of the Board whose decision shall be final and binding.

9	ALTERATION OF THE SCHEME

(A)	The Scheme may be amended in any respect by a resolution of the Board provided that no such amendment shall operate to affect materially and adversely any subsisting rights of any Selected Employee hereunder.

(B)	Written notice of any amendment to the Scheme shall be given to all Selected Employees and the Trustee.

10	TERMINATION

(A)	The Scheme shall terminate on the earlier of:

(i)	the tenth (10) anniversary date of the Adoption Date; and

(ii)	such date of early termination as determined by the Board by a resolution of the Board,

PROVIDED THAT such termination shall not affect any subsisting rights of any Selected Employee hereunder.

(B)	Upon termination of the Scheme,

(i)	no further grant of Awarded Shares may be made under the Scheme;

(ii)	all the Awarded Shares of the Selected Employees granted under the Scheme shall continue to be held by the Trustee and become vested in the Selected Employees according to the conditions of the Award, subject to the receipt by the Trustee of the transfer documents prescribed by the Trustee and duly executed by the Selected Employee;

(iii)	upon the expiration of the Trust Period, all Shares (except for any Awarded Shares subject to vesting on the Selected Employees) remaining in the Trust Fund shall be sold by the Trustee within 28 Business Days (on which the trading of the Shares has not been suspended) (or such longer period as the Trustee and the Board may otherwise determine);

(iv)	upon the expiration of the Trust Period all net proceeds of sale referred to in Paragraph 10(B)(iii) and such other funds and properties remaining in the Trust Fund managed by the Trustee (after making appropriate deductions in respect of all disposal costs, liabilities and expenses) shall be remitted to the Company forthwith. For the avoidance of doubt, the Trustee may not transfer any Shares to the Company nor may the Company otherwise hold any Shares whatsoever (other than its interest in the proceeds of sale of such Shares pursuant to Paragraph 10(B)(iii)).

(C)	For the avoidance of doubt, the temporary suspension of the granting of any Award shall not be construed as a decision to terminate the operation of the Scheme.

11	WITHHOLDING

(A)	The Company or any Subsidiary shall be entitled to withhold, and any Selected Employee shall be obliged to pay, the amount of any tax and/or social security contributions attributable to or payable in connection with the grant of the Awarded Shares.

(B)	The Board may establish appropriate procedures to provide for any such payment so as to ensure that the Company or any Subsidiary receive advice concerning the occurrence of any event which may create, or affect the timing or amount of, any obligation to pay or withhold any such taxes or social security contributions or which may make available to the Company or such Subsidiary any tax deduction resulting from the occurrence of such event.

(C)	The Company or any Subsidiary may, by notice to the Selected Employee and subject to any rules as the Board may adopt, require that the Selected Employee pay at the time of the Award an amount estimated by the Company or any Subsidiary to cover all or a portion of the tax and/or social security contributions attributable to or payable in connection with the Award.

12	MISCELLANEOUS

(A)	The Scheme shall not form part of any contract of employment between the Company or any Subsidiary and any Employee, and the rights and obligations of any Employee under the terms of his office or employment shall not be affected by his participation in the Scheme or any right which he may have to participate in it and the Scheme shall afford such Employee no additional rights to compensation or damages in consequence of the termination of such office or employment for any reason.

(B)	The Company shall bear the costs of establishing and administering the Scheme, including, for the avoidance of doubt, costs arising from communication as referred to in Paragraph 12(D), expenses, stamp duty, transaction levies and normal registration fees incurred in the purchase of Shares by the Trustee and the transfer of Awarded Shares to Selected Employees on the relevant Vesting Date. For the avoidance of doubt, the Company shall not be liable for any tax or expenses of such other nature payable on the part of any Employee or the Trustee in respect of any sale, purchase, vesting or transfer of Shares.

(C)	In the event that any tax, duty, levy or social security contribution in any jurisdiction is payable by any Selected Employee in connection with the grant of any Awarded Shares or the vesting (or otherwise the transfer) of any Awarded Shares, such Selected Employee shall be responsible for the prompt payment of such tax, duty, levy or social security contribution (as the case may be) and shall indemnify the Company and the Trustee against any loss, damage, liability, costs and expenses arising from or in connection with any default or delay in the payment thereof.

(D)	Any notice or other communication between the Company and any Employee may be given by sending the same by prepaid post or by personal delivery to, in the case of the Company, its head office and principal place of business in Hong Kong or such other address as notified to the Employee from time to time, and in the case of an Employee, his address as notified to the Company from time to time. Any notice or other communication served by post shall be deemed to have been served 24 hours after the same was put in the post.

(E)	The Company, the Board, the Trust and the Trustee shall not be responsible for any failure by any Employee to obtain any consent or approval required for such Employee to participate in the Scheme as a Selected Employee or for any tax, duty, expenses, fees or any other liability to which he may become subject as a result of his participation in the Scheme.

(F)	Each and every provision hereof shall be treated as a separate provision and shall be severally enforceable as such and in the event of any provision or provisions being or becoming unenforceable in whole or in part. To the extent that any provision or provisions are unenforceable they shall be deemed to be deleted from these rules of the Scheme, and any such deletion shall not affect the enforceability of the rules of the Scheme as remain not so deleted.

13	GOVERNING LAW

(A)	The Scheme shall operate subject to the Bye-laws of the Company and any applicable law and regulations to which the Company is subject.

(B)	The Scheme is governed by and shall be construed in accordance with the laws of Hong Kong.

Appendix 1

GRANT NOTICE

[Letterhead of Earthasia International Holdings Limited]

PRIVATE AND CONFIDENTIAL

[Date]

[Name and address of Employee]

Dear Sir,

Share Award Scheme adopted on

Grant Notice

We refer to the share award scheme adopted by the Company on                               (the Share Award Scheme). Except as otherwise defined, capitalised terms used herein shall have the same meaning as defined in the rules of the Share Award Scheme (the Scheme Rules).

We are pleased to inform you that the board of directors of the Company (the Board) decided on [*] to grant you [[*] Awarded Shares/cash award in an amount of [*] (“Cash Award”)] under the Share Award Scheme. These Awarded Shares/Cash Award are being granted to you on and subject to the terms and conditions of the Share Award Scheme, including, without limitation, the vesting conditions set out in Paragraphs 5.3(B) and 5.4 of the Scheme Rules [and the vesting conditions set out below], which provide that the Awarded Shares/Cash Award being granted to you will, subject to your acceptance, become vested in you in the proportion and on the dates as follows:

[insert vesting schedule from scheme rules or as determined by the Board (if any)]

[The grant is also being made subject to the following conditions:

[Insert any additional Conditions]]

The grant of the Awarded Shares/Cash Award to you referred to above will only be effective if you sign and return the attached acceptance form to us within 5 Business Days after the date of this notice. If you fail to do this, the grant of the Awarded Shares/Cash Award to you referred to above will lapse and you will not have any right or claim against the Company, any other member of the Group, the Board, the Trust or the Trustee or with respect to those or any other Awarded Shares or any right thereto or interest therein in any way.

Yours faithfully
For and on behalf of
For and on behalf of
Earthasia International Holdings Limited

Name:
Position:

Copy:	The Trustee Bank of Communications Trustee Limited

To:               Earthasia International Holdings Limited

Copy:	The Trustee Bank of Communications Trustee Limited

Acceptance Form

I,                                           (holder of [insert description of identity document] numbered [insert number]), confirm my acceptance of the Awarded Shares/Cash Award being granted to me by the Board on behalf of the Company. I agree and accept that such Awarded Shares/Cash Award are being granted to me on and subject to the terms and conditions of the Scheme and the Grant Notice and I agree to be bound by those terms and conditions and the Scheme Rules.

____________________________________

Date:

Appendix 2

VESTING NOTICE

[Letterhead of Earthasia International Holdings Limited]

PRIVATE AND CONFIDENTIAL

[Date]

[Name and address of Selected Employee]

Dear Sirs,

Share Award Scheme adopted on

Vesting Notice

We refer to the share award scheme adopted by the Company on                       (the Share Award Scheme). Except as otherwise defined, capitalised terms used herein shall have the same meaning as defined in the rules of the Share Award Scheme (the Scheme Rules).

In accordance with the vesting conditions set out in [the Grant Notice], [insert number] Awarded Shares (the Vesting Shares)/cash award in an amount of [*] (“Cash Award”) granted to and accepted by you and currently being held by the Trustee under the Trust will become vested in you on [insert date] (the Vesting Date), subject to [you remaining an Employee on such date] [and all of the other conditions set out in the Grant Notice being satisfied].

The Vesting Shares/Cash Award will only vest in you if you complete, sign and return the attached reply slip to us not later than [*] (being ten [10] Business Days before the Vesting Date). If you fail to do this, the Vesting Shares/Cash Award will be forfeited in accordance with the terms of the Scheme Rules and you will not have any right or claim against the Company, any other member of the Group, the Board, the Committee, the Trust or the Trustee or with respect to those Vesting Shares/Cash Award or any right thereto or interest therein in any way.

Yours faithfully
For and on behalf of
Earthasia International Holdings Limited

Name:

Position:

Copy:	The Trustee Bank of Communications Trustee Limited

To:                  Earthasia International Holdings Limited

Copy:	The Trustee Bank of Communications Trustee Limited

Reply Slip

I, _________________________ (holder of [insert description of identity document] numbered [insert number]), hereby authorise you to instruct the Trustee to procure the transfer of the Vesting Shares/Cash Award referred to in the above Vesting Notice to me by depositing them into the following securities account/bank account on the Vesting Date:

For Vesting Shares

Name of custodian/broker:

CCASS No. of custodian/broker:

Contact Person of custodian/broker:

Telephone number of custodian/broker:

Account Name:

(Note: The Account must be in the sole name of the Selected Employee)

Account Number:

For Cash Award

Name of designated bank:

Account Name:

(Note: The Account must be in the sole name of the Selected Employee)

Account Number:

Signed by the Selected Employee	Selected Employee’s Signature verified by the Company

Name:	Name:
Authorized Signatory of the Company

* delete as appropriate